Exhibit 99.1
News Release

For immediate release	For more information contact:
March 6, 2015	Jeffry Keyes
Chief Financial Officer
858-726-1600
ir@digirad.com

Digirad Corporation Reports Financial Results for Fourth Quarter and Twelve Months of 2014

•	Beats the upper end of previously announced 2014 financial guidance

•	Year over year revenue growth of 13% for the quarter and twelve months ended 2014

•	Announces financial guidance for 2015

•	Discusses acquisition of MD Office Solutions

Suwanee, GA.- March 6, 2015 - Digirad Corporation (Nasdaq: DRAD) today reported its financial results for the fourth quarter and twelve months ended December 31, 2014.
Total revenues for the 2014 fourth quarter were $14.1 million, an increase of 13 percent compared to the prior year’s fourth quarter revenues of $12.5 million. Adjusted net income for the 2014 fourth quarter was $892,000, or $0.05 per diluted share, compared to adjusted net income $873,000, or $0.05 per diluted share in the prior year's fourth quarter. Adjusted EBITDA for the 2014 fourth quarter was $1.5 million, compared to $1.3 million for the prior year quarter.
Total revenues for all of 2014 were $55.6 million, an increase of 13 percent compared to 2013 revenue of $49.4 million. Adjusted net income for all of 2014 was $3.5 million, or $0.18 per diluted share, compared to adjusted net income of $645,000, or $0.03 per diluted share for 2013. Adjusted EBITDA for all of 2014 was $5.5 million, compared to $2.6 million for 2013. A reconciliation of adjusted net income and adjusted EBITDA is provided later in this release.
Digirad President and CEO Matt Molchan said, “I am extremely pleased with the results this quarter, and also for all of 2014. We have closed out a very successful year for Digirad, not just financially, but strategically and operationally as well.”
Molchan continued, “With 2014 closed out, we are now focusing our efforts on growing our business in 2015 in the near term, and in the long-term, our overall strategic plan of organic growth, growth from new services, and growth from financially disciplined acquisitions. To that point, I am very pleased about our other announcement this morning, the acquisition of MD Office Solutions. MD Office is a very well-run business that puts us in a market that we are not currently in, and we are very excited about the potential this acquisition brings. Finally, we continue to believe the market is moving in our direction and we believe there are other potential opportunities from disciplined acquisitions in the healthcare services arena moving forward."
The Company’s cash, cash equivalents and available-for-sale securities balance at December 31, 2014 was $22.0 million, a slight increase from the September 30, 2014 balance of $21.8 million. Cash activity for the quarter mainly included cash generation from the businesses, partially offset by payment of cash dividends.

2015 Financial Guidance
For fiscal year 2015, the Company expects to generate revenues between $61.0 million and $63.0 million; non-GAAP adjusted diluted earnings per share between $0.19 and $0.21; and non-GAAP adjusted EBITDA between $6.5 million and $6.9 million.
The Company's non-GAAP financial measure adjusted diluted earnings per share excludes restructuring charges and acquired intangible asset amortization. Adjusted EBITDA further excludes stock-based compensation expense.

Conference Call Information
A conference call is scheduled for 11:00 a.m. EST on March 6, 2015 to discuss the results and management's outlook. The call may be accessed by dialing 1-877-407-9039 five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://

drad.client.shareholder.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

Use of Non-GAAP Financial Measures by Digirad Corporation
This Digirad news release presents the non-GAAP financial measures “adjusted operating expenses,” “adjusted net income (loss),” “adjusted net income (loss) per diluted share” and “adjusted EBITDA.” The most directly comparable measure for these non-GAAP financial measures are operating expenses, net income (loss) and diluted net income (loss) per share. The Company has included below unaudited adjusted financial information, which present the Company's results of operations after excluding restructuring charges, acquired intangible asset amortization, and gain on the sale of assets and license agreement, and in the measure of adjusted EBITDA, interest, taxes, depreciation, amortization and stock-based compensation.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad's financial condition and results of operations is included as Exhibit 99.2 to Digirad's report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2015.

About Digirad Corporation
Digirad delivers convenient, effective, and efficient diagnostic solutions on an as needed, when needed, and where needed basis. Digirad is one of the largest national providers of in-office nuclear cardiology and ultrasound imaging services, and also provides cardiac event monitoring services. These services are provided to physician practices, hospitals and imaging centers through its Diagnostic Services business. Digirad also sells medical diagnostic imaging systems, including solid-state gamma cameras, for nuclear cardiology and general nuclear medicine applications, as well as provides service on the products sold through its Diagnostic Imaging business. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company's ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2014	2013	2014	2013

Revenues:
Diagnostic Services	$10,454	$9,268	$42,170	$37,171
Diagnostic Imaging	3,689	3,259	13,438	12,205
Total revenues	14,143	12,527	55,608	49,376
Cost of revenues:
Diagnostic Services	7,920	6,908	31,721	27,828
Diagnostic Imaging	1,939	1,931	7,247	7,432
Total cost of revenues	9,859	8,839	38,968	35,260

Gross profit	4,284	3,688	16,640	14,116
Total gross profit percentage	30.3%	29.4%	29.9%	28.6%
Diagnostic Services gross profit percentage	24.2%	25.5%	24.8%	25.1%
Diagnostic Imaging gross profit percentage	47.4%	40.7%	46.1%	39.1%

Operating expenses:
Research and development	—	5	—	1,025
Marketing and sales	1,233	1,124	4,730	4,411
General and administrative	2,109	1,691	8,344	8,118
Amortization of intangible assets	93	53	356	231
Restructuring charges	33	35	692	1,728
Gain on sale of assets and license agreement	—	—	—	(1,568)
Total operating expenses	3,468	2,908	14,122	13,945

Income from operations	816	780	2,518	171

Other income (expense):
Interest and other income, net	12	11	58	63
Interest expense	(12)	(5)	(39)	(15)
Total other income	—	6	19	48

Income before income taxes	816	786	2,537	219
Income tax benefit (expense)	(44)	1	(62)	45
Net income	$772	$787	$2,475	$264

Net income per share – basic	$0.04	$0.04	$0.13	$0.01
Net income per share – diluted	$0.04	$0.04	$0.13	$0.01
Dividends declared per common share	$0.05	$0.05	$0.20	$0.05

Weighted average shares outstanding – basic	18,609	18,491	18,571	18,789
Weighted average shares outstanding – diluted	18,979	18,803	18,878	19,159

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands)	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$14,051	$18,744
Securities available-for-sale	7,935	7,673
Accounts receivable, net	5,989	5,430
Inventories, net	3,644	3,881
Other current assets	856	697
Restricted cash	477	244
Total current assets	32,952	36,669

Property and equipment, net	4,766	4,153
Intangible assets, net	2,577	353
Goodwill	1,337	184
Other assets	269	92
Total assets	$41,901	$41,451

Liabilities and stockholders’ equity
Accounts payable	$1,423	$611
Accrued compensation	3,261	3,472
Accrued warranty	176	137
Deferred revenue	1,644	1,631
Other accrued liabilities	1,789	1,774
Total current liabilities	8,293	7,625
Other liabilities	963	440
Total liabilities	9,256	8,065

Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Treasury stock	(5,728)	(5,728)
Additional paid-in capital	153,769	156,968
Accumulated other comprehensive loss	(19)	(2)
Accumulated deficit	(115,379)	(117,854)
Total stockholders’ equity	32,645	33,386
Total liabilities and stockholders’ equity	$41,901	$41,451

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2014	2013	2014	2013

Total operating expenses	$3,468	$2,908	$14,122	$13,945
Restructuring charges(1)	(33)	(35)	(692)	(1,728)
Gain on sale of assets and license agreement(4)	—	—	—	1,568
Non-GAAP Adjusted operating expenses	$3,435	$2,873	$13,430	$13,785

Net income	$772	$787	$2,475	$264
Restructuring charges(1)	33	35	692	1,728
Gain on sale of assets and license agreement(4)	—	—	—	(1,568)
Acquired intangible amortization	90	51	346	221
Income tax items(2)	(3)	—	(26)	—
Non-GAAP Adjusted net income	$892	$873	$3,487	$645

Net income per share - diluted	$0.04	$0.04	$0.13	$0.01
Restructuring charges(1)(3)	—	—	0.04	0.09
Gain on sale of assets and license agreement(4)	—	—	—	(0.08)
Acquired intangible amortization(3)	—	—	0.02	0.01
Income tax items(2)(3)	—	—	—	—
Non-GAAP Adjusted net income per share - diluted(3)	$0.05	$0.05	$0.18	$0.03

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2014	2013	2014	2013

Net income	$772	$787	$2,475	$264
Restructuring charges(1)	33	35	692	1,728
Gain on sale of assets and license agreement(4)	—	—	—	(1,568)
Depreciation and amortization	494	466	1,929	1,913
Stock-based compensation	119	40	326	340
Interest and other income, net	(12)	(11)	(58)	(63)
Interest expense	12	5	39	15
Income tax expense (benefit)	44	(1)	62	(45)
Non-GAAP Adjusted EBITDA	$1,462	$1,321	$5,465	$2,584

(1) Reflects nonrecurring charges primarily related to restructuring of the Diagnostic Imaging reporting segment and lease termination of the Poway, CA facility.
(2) Reflects income tax effect for adjusted financial data.
(3) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

(4)	Reflects a nonrecurring gain related to the sale of assets associated with an uncommercialized surgical imaging system, and the licensing of certain existing Company technology.

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014

Total operating expenses	$2,908	$3,597	$3,680	$3,377	$3,468
Restructuring charges(1)	(35)	(441)	(138)	(80)	(33)
Gain on sale of assets and license agreement(2)	—	—	—	—	—
Non-GAAP Adjusted operating expenses	$2,873	$3,156	$3,542	$3,297	$3,435

Net income (loss)	$787	$(148)	$823	$1,028	772
Restructuring charges(1)	35	441	138	80	33
Gain on sale of assets and license agreement(2)	—	—	—	—	—
Acquired intangible amortization	51	64	102	90	90
Income tax items(3)	—	(4)	(2)	(1)	(3)
Non-GAAP Adjusted net income	$873	$353	$1,061	$1,197	$892

Net income (loss) per share - diluted(4)	$0.04	$(0.01)	$0.04	$0.05	0.04
Restructuring charges(1)(4)	—	0.02	0.01	—	—
Gain on sale of assets and license agreement(2)(4)	—	—	—	—	—
Acquired intangible amortization(4)	—	—	0.01	—	—
Income tax items(3)(4)	—	—	—	—	—
Non-GAAP Adjusted net income per share - diluted(4)	$0.05	$0.02	$0.06	$0.06	$0.05

	Three Months Ended
(in thousands)	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014

Net income (loss)	$787	$(148)	$823	$1,028	$772
Restructuring charges(1)	35	441	138	80	33
Gain on sale of assets and license agreement(2)	—	—	—	—	—
Depreciation and amortization	466	453	485	497	494
Stock-based compensation	40	50	61	96	119
Interest and other income, net	(11)	(17)	(15)	(14)	(12)
Interest expense	5	8	9	10	12
Income tax expense (benefit)	(1)	2	8	8	44
Non-GAAP Adjusted EBITDA	$1,321	$789	$1,509	$1,705	$1,462

(1) Reflects nonrecurring charges primarily related to restructuring of the Diagnostic Imaging reporting segment and lease termination of the Poway, CA facility.
(2) Reflects a nonrecurring gain related to the sale of assets associated with an uncommercialized surgical imaging system, and the licensing of certain existing Company technology.
(3) Reflects income tax effect for adjusted financial data.
(4) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.